United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
March 30, 2012

Fidelity National Information Services, Inc.
(Exact name of Registrant as Specified in its Charter)

1-16427
(Commission File Number)

Georgia	37-1490331
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)

(904) 438-6000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective March 30, 2012, the board of directors of the Company elected the Chief Executive Officer of the Company, Frank R. Martire, to the additional position of Chairman of the board of directors. The board of directors also appointed the Company's Chief Operating Officer, Gary A. Norcross, to the additional position of President of the Company. William P. Foley II, the previous Chairman of the board of directors, was elected to the new non-executive position of Vice Chairman of the board of directors. All of these changes were effective as of March 30, 2012.
In addition, the Company announced that its Chief Financial Officer, Michael D. Hayford, will be taking on additional responsibility for all merger and acquisition-related activities, which are currently handled by Brent B. Bickett, the Corporate Executive Vice President, Corporate Finance of the Company. Mr. Bickett, who currently also serves as the Executive Vice President, Corporate Finance of Fidelity National Financial, Inc. (“FNF”), will transition full-time to FNF. Mr. Bickett has agreed to remain with the Company in his current position as an executive officer until June 30, 2012 to assist Mr. Hayford in the transition of his responsibilities.
In consideration of Mr. Martire's expanded duties, the Company and Mr. Martire have agreed to amend his employment agreement to provide that his target annual bonus shall be no less than 250% of his annual base salary, with a maximum of up to 500% of his annual base salary, an increase from 200% and 400% of such amounts at present. Mr. Martire's target and maximum bonus will be prorated for 2012. Also, the Company and Mr. Martire have agreed that his contemplated 2012 grant under the Company's equity incentive plan will be $800,000 more than the amount of his 2011 grant.
In consideration of Mr. Norcross's expanded role, the Company and Mr. Norcross have agreed to amend his employment agreement to provide that his target annual bonus shall be no less than 190% of his annual base salary, with a maximum of up to 380% of his annual base salary, an increase from 175% and 350% of such amounts at present. Mr. Norcross's target and maximum bonus will be prorated for 2012.
The Company and Mr. Bickett have agreed to amend and restate his employment agreement to provide that he shall serve in his current role through June 30, 2012, and thereafter shall serve as a non-executive employee of the Company available for consulting at a salary of $1,000 per year. In addition, the Company has agreed to accelerate the vesting of Mr. Bickett's outstanding equity awards that would vest in 2013 and 2014.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity National Information Services, Inc.
Date April 5, 2012	By:	/s/ Michael L. Gravelle
		Name:	Michael L. Gravelle
		Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary